Draft Dated January 29, 1998


                         THE ROBERT MONDAVI CORPORATION




                                  R.M.E., INC.







                                 NOTE AGREEMENT




                          Dated as of January 29, 1998




                       Re: $95,000,000 6.42% Senior Notes
                              Due January 29, 2013

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                                TABLE OF CONTENTS

                                           (Not a part of the Agreement)

SECTION                                                       HEADING                                                         PAGE

SECTION 1.                 DESCRIPTION OF NOTES AND COMMITMENT...................................................................1

       Section 1.1.            Description of Notes..............................................................................1
       Section 1.2.            Commitment, Closing Date..........................................................................2
       Section 1.3.            Other Agreements..................................................................................2

SECTION 2.                 PREPAYMENT OF NOTES...................................................................................2

       Section 2.1.            Required Prepayments..............................................................................2
       Section 2.2.            Optional Prepayment with Premium..................................................................3
       Section 2.3.            Prepayment of Notes upon an Asset Disposition.....................................................3
       Section 2.4.            Notice of Optional Prepayments....................................................................3
       Section 2.5.            Application of Prepayments........................................................................4
       Section 2.6.            Direct Payment....................................................................................4

SECTION 3.                 REPRESENTATIONS.......................................................................................4

       Section 3.1.            Representations of the Obligors...................................................................4
       Section 3.2.            Representations of the Purchaser..................................................................4

SECTION 4.                 CLOSING CONDITIONS....................................................................................6

       Section 4.1.            Conditions........................................................................................6
       Section 4.2.            Waiver of Conditions..............................................................................7

SECTION 5.                 OBLIGORS' COVENANTS...................................................................................8

       Section 5.1.            Corporate Existence, Etc..........................................................................8
       Section 5.2.            Insurance.........................................................................................8
       Section 5.3.            Taxes, Claims for Labor and Materials; Compliance with Laws.......................................8
       Section 5.4.            Maintenance, Etc..................................................................................9
       Section 5.5.            Nature of Business................................................................................9
       Section 5.6.            Consolidated Funded Debt Maintenance Ratio........................................................9
       Section 5.7.            Consolidated Adjusted Net Worth...................................................................9
       Section 5.8.            Fixed Charges Coverage Ratio......................................................................9
       Section 5.9.            Limitations on Indebtedness.......................................................................9
       Section 5.10.           Limitation on Liens..............................................................................10
       Section 5.11.           Dividends, Stock Purchases, Restricted Investments...............................................13
       Section 5.12.           Mergers, Consolidations and Sales of Assets......................................................14
       Section 5.13.           Guaranties.......................................................................................18
       Section 5.14.           Repurchase of Notes..............................................................................18
       Section 5.15.           Transactions with Affiliates.....................................................................18
       Section 5.16.           Termination of Pension Plans.....................................................................19


i

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
       Section 5.17.           Designation of Subsidiaries......................................................................19
       Section 5.18.           Reports and Rights of Inspection.................................................................19
       Section 5.19.           Ownership of RME.................................................................................22

SECTION 6.                 EVENTS OF DEFAULT AND REMEDIES THEREFOR..............................................................22

       Section 6.1.            Events of Default................................................................................22
       Section 6.2.            Notice to Holders................................................................................24
       Section 6.3.            Acceleration of Maturities.......................................................................24
       Section 6.4.            Rescission of Acceleration.......................................................................25

SECTION 7.                 AMENDMENTS, WAIVERS AND CONSENTS.....................................................................25

       Section 7.1.            Consent Required.................................................................................25
       Section 7.2.            Solicitation of Holders..........................................................................26
       Section 7.3.            Effect of Amendment or Waiver....................................................................26

SECTION 8.                 INTERPRETATION OF AGREEMENT; DEFINITIONS.............................................................26

       Section 8.1.            Definitions......................................................................................26
       Section 8.2.            Accounting Principles............................................................................38
       Section 8.3.            Directly or Indirectly...........................................................................38

SECTION 9.                 MISCELLANEOUS........................................................................................38

       Section 9.1.            Registered Notes.................................................................................38
       Section 9.2.            Exchange of Notes................................................................................39
       Section 9.3.            Loss, Theft, Etc. of Notes.......................................................................39
       Section 9.4.            Expenses, Stamp Tax Indemnity....................................................................39
       Section 9.5.            Powers and Rights Not Waived; Remedies Cumulative................................................40
       Section 9.6.            Notices..........................................................................................40
       Section 9.7.            Successors and Assigns...........................................................................40
       Section 9.8.            Survival of Covenants and Representations........................................................41
       Section 9.9.            Severability.....................................................................................41
       Section 9.10.           Governing Law....................................................................................41
       Section 9.11.           Captions.........................................................................................41

Signature Page..................................................................................................................42

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ii

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ATTACHMENTS TO NOTE AGREEMENT:

Schedule I          --   Names and Addresses of Purchasers and Amounts of
                         Commitments

Schedule II         --   Funded Debt and Liens Securing Funded Debt (including
                         Capitalized Leases), Subsidiaries and Restricted
                         Subsidiaries, Insurers and Description of Cash
                         Management and Investment Practices as of the Closing
                         Date

Exhibit A           --   Form of 6.42% Senior Notes due January 29, 2013

Exhibit B           --   Representations and Warranties of the Obligors

Exhibit C           --   Description of Special Counsel's Closing Opinion

Exhibit D           --   Description of Closing Opinion of Counsel to the
                         Obligors

Exhibit E-1         --   Form of Officer's Certificate Required by Section
                         5.18(g)

Exhibit E-2         --   Form of Accountant's Certificate Required by Section
                         5.18(h)

                         THE ROBERT MONDAVI CORPORATION
                                  R.M.E., INC.
                             7801 St. Helena Highway
                           Oakville, California 94562

                                 NOTE AGREEMENT



         Re:              $95,000,000 6.42% Senior Notes
                              Due January 29, 2013

                                                                     Dated as of
                                                                January 29, 1998


To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Ladies and Gentlemen:

     The undersigned, The Robert Mondavi Corporation, a California corporation ("RMC"), and R.M.E., Inc., a California corporation ("RME", RMC and RME each being hereinafter sometimes individually referred to as an "Obligor" and collectively as the "Obligors"), jointly and severally agree with you as follows:

SECTION 1.               DESCRIPTION OF NOTES AND COMMITMENT.

     Section 1.1. Description of Notes. The Obligors will authorize the issue and sale of $95,000,000 aggregate principal amount of their 6.42% Senior Notes (the "Notes") to be dated the date of issue, to bear interest from such date at the rate of 6.42% per annum, payable semiannually on the 29th day of January and July in each year (commencing July 29, 1998) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the Overdue Rate after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on January 29, 2013, and to be substantially in the form attached hereto as Exhibit A. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in ss.2 of this Agreement. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchasers named in Schedule I. You and the other purchasers named in Schedule I are hereinafter sometimes referred to as the "Purchasers". The terms which are capitalized herein shall have the meanings set forth in ss.8.1 unless the context shall otherwise require.

     Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Obligors agree to issue and sell to you, and you further agree to purchase from the Obligors, Notes in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

     Delivery of the Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Bank of America, 345 Montgomery Street, San Francisco, California (A.B.A. No. 121000358), for credit to RMC's Account No. 14999-01601,
Attention: Mandy Matta (415/622-5791) in the amount of the purchase price at 10:00 A.M., Chicago, Illinois time, on January 29, 1998 or such later date (not later than February 5, 1998) as shall mutually be agreed upon by the Obligors and the Purchasers (the "Closing Date"). The Notes delivered to you on the Closing Date will be delivered to you in the form of a single registered Note in the form attached hereto as Exhibit A for the full amount of your purchase (unless different denominations are specified by you), registered in your name or in the name of such nominee, as may be specified in Schedule I attached hereto.

     Section 1.3. Other Agreements. Simultaneously with the execution and delivery of this Agreement, the Obligors are entering into similar agreements with the other Purchasers under which such other Purchasers agree to purchase from the Obligors the principal amount of Notes set opposite such Purchasers' names in Schedule I, and your obligation and the obligations of the Obligors hereunder are subject to the execution and delivery of the similar agreements by the other Purchasers. This Agreement and said similar agreements with the other Purchasers are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of any other Purchaser.

SECTION 2. PREPAYMENT OF NOTES.

     Section 2.1. Required Prepayments. In addition to paying the entire outstanding principal amount and the interest due on the Notes on the maturity date thereof, the Obligors agree that on the 29th day of January in each year, commencing January 29, 2007 and ending January 29, 2012, both inclusive, they will prepay and apply and there shall become due and payable on the principal Indebtedness evidenced by the Notes an amount equal to the lesser of (a) $13,571,429 or (b) the principal amount of the Notes then outstanding. The entire remaining principal amount of the Notes shall become due and payable on January 29, 2013. No premium shall be payable in connection with any required prepayment made pursuant to this ss.2.1.

     In the event that the Obligors shall prepay less than all of the Notes pursuant to ss.2.2 hereof, the amounts of the prepayments required by this ss.2.1 shall be reduced by an amount which is the same percentage of such required prepayment as the percentage that the principal amount of Notes prepaid pursuant to ss.2.2 is of the aggregate principal amount of outstanding Notes immediately prior to such prepayment.

     Section 2.2. Optional Prepayment with Premium. In addition to the payments required by ss.2.1, upon compliance with ss.2.4, the Obligors shall have the privilege, at any time and from time to time of prepaying the outstanding Notes, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000), by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two Business Days prior to the date of such prepayment pursuant to this ss.2.2.

     Section 2.3. Prepayment of Notes upon an Asset Disposition. In the event that either Obligor shall sell, lease, transfer, abandon or otherwise dispose of assets (an "Asset Disposition") and, in conjunction therewith, the Obligors shall, at their option, desire to prepay on a pro rata basis Senior Indebtedness, including the Notes, as contemplated in ss. 5.12(b)(6)(z)(B) or
(c)(3)(z)(B), the Obligors will give written notice of such fact (the "Asset Disposition Prepayment Offer") in the manner provided in ss.9.6 hereof to all holders of the Notes. The Asset Disposition Prepayment Offer shall (1) describe the facts and circumstances of such Asset Disposition in reasonable detail, (2) make reference to this ss.2.3 and the right of the holders of the Notes to be prepaid on the terms and conditions provided for in this ss.2.3, (3) offer in writing to prepay the outstanding Notes to the extent proceeds from the Asset Disposition are to be applied to the Notes, together with accrued interest to the date of prepayment, but without premium, and (4) specify a date for such prepayment (the "Asset Disposition Prepayment Date"), which Asset Disposition Prepayment Date shall be not more than 60 days nor less than 30 days following the date of such Asset Disposition Prepayment Offer. Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder by written notice to the Obligors (a "Noteholder Notice") given not later than 20 days after receipt of the Asset Disposition Prepayment Offer. The Obligors shall on the Asset Disposition Prepayment Date prepay the Notes designated in the Asset Disposition Prepayment Offers and held by holders which have so accepted such offer of prepayment. The prepayment price of the Notes payable upon the occurrence of any Asset Disposition shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, but without premium.

             Section 2.4. Notice of Optional Prepayments. The Obligors will give notice of any prepayment of the Notes pursuant to ss.2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (a) such date, (b) the principal amount of the holder's Notes to be prepaid on such date, (c) that a premium may be payable,
(d) the date when such premium will be calculated, (e) the estimated premium, together with a reasonably detailed computation of such estimated premium, and
(f) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Two Business Days prior to the prepayment date specified in such notice, the Obligors shall provide each holder of a Note written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.5. Application of Prepayments. All partial prepayments made pursuant to ss.2.1 or ss.2.2 shall be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. All partial prepayments made pursuant to ss.2.3 shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

     Section 2.6. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Obligors requesting that the provisions of this ss.2.6 shall apply, the Obligors will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Obligors or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Obligors from you, from your nominee or from any such subsequent Institutional Holder, the Obligors will make such payments in immediately available funds to such bank account, no later than 11:00 a.m. New York, New York time on the date due, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. If for any reason whatsoever the Obligors do not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Overdue Rate.

SECTION 3.               REPRESENTATIONS.

             Section 3.1. Representations of the Obligors. The Obligors represent and warrant that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2. Representations of the Purchaser. (a) You represent, and in entering into this Agreement the Obligors understand, that you are acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes, or any participations, rights or interests therein, it being understood, however, that the disposition of your property shall at all times be and remain within your control.

     (b) You further represent that at least one of the following statements concerning each source of funds to be used by you to purchase the Notes shall be accurate as of the Closing Date:

          (1) the source of funds to be used by you to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile;

          (2) all or a part of such funds constitute assets of one or more separate accounts, trusts or a commingled pension trust maintained by you, and you have disclosed to the Obligors the names of such employee benefit plans whose assets in such separate account or accounts or pension trusts exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account or accounts or trusts as of the date of such purchase (for the purpose of this clause (2), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (3) all or part of such funds constitute assets of a bank collective investment fund maintained by you, and you have disclosed to the Obligors the names of such employee benefit plans whose assets in such collective investment fund exceed 10% of the total assets or are expected to exceed 10% of the total assets of such fund as of the date of such purchase (for the purpose of this clause (3), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

          (4) all or part of such funds constitute assets of one or more employee benefit plans, each of which has been identified to the Obligors in writing;

          (5) you are acquiring the Notes for the account of one or more pension funds, trust funds or agency accounts, each of which is a "governmental plan" as defined in Section 3(32) of ERISA;

          (6) the source of funds is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and during the immediately preceding one year has exercised the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this clause (6) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

          (7) if you are other than an insurance company, all or a portion of such funds consists of funds which do not constitute "plan assets".

     The Obligors shall deliver a certificate on or before the Closing Date which certificate shall either state that (i) it is neither a "party in interest" (as defined in Title I, Section 3(14) of ERISA) nor a "disqualified person" (as defined in Section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (2), (3) or (4) above, or (ii) with respect to any plan identified pursuant to paragraph
(6) above, neither it nor any "affiliate" (as defined in Section V(c) of PTE 84-14) is described in the proviso to said paragraph (6). As used in this
Section 3.2(b), the terms "separate account", "employer securities", and "employee benefit plan" shall have the respective meanings assigned to them in ERISA and the term "plan assets" shall have the meaning assigned to it in Department of Labor Regulation 29 C.F.R. ss.2510.3-101.

SECTION 4.               CLOSING CONDITIONS.

     Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Obligors of their agreements hereunder which by the terms hereof are to be performed at or prior to the time of the delivery of the Notes and to the following further conditions precedent:

     (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of each of the Obligors, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (1) the representations and warranties of the Obligors set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (2) each of the Obligors has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date and (3) no Default or Event of Default has occurred and is continuing on the date of such certificate.

     (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Michael K. Beyer, counsel for the Obligors, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

     (c) Obligors' Existence and Authority. On or prior to the Closing Date, you shall have received, in form and substance reasonably satisfactory to you and your special counsel, such documents and evidence with respect to the Obligors as you may reasonably request in order to establish the existence and good standing of the Obligors and the authorization of the transactions contemplated by this Agreement (including, without limitation, the written approval of RMC as the sole shareholder of RME of the execution, delivery and performance by RME of its obligations contemplated by this Agreement).

     (d) Related Transactions. On the Closing Date:

               (1) the Obligors shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other agreements referred to in ss.1.3; and

               (2) you shall have received such written evidence as you or your special counsel may require demonstrating (i) that RMC has transferred the proceeds of the issuance of the Notes to RME as equity, and (ii) the payment by RME of $95,000,000 aggregate principal amount of Indebtedness of RMC and RME outstanding under their existing Lines of Credit.

     (e) Private Placement Number. On or prior to the Closing Date, special counsel to the Purchasers shall have duly made the appropriate filings with Standard & Poor's CUSIP Service Bureau, as agent for the National Association of Insurance Commissioners, in order to obtain a private placement number for the Notes.

     (f) Funding Instructions. At least three Business Days prior to the Closing Date, you shall have received written instructions executed by a Responsible Officer of the Obligors directing the manner of the payment of funds and setting forth (1) the name and address of the transferee bank, (2) such transferee bank's ABA number, (3) the account name and number into which the purchase price for the Notes is to be deposited, and (4) the name and telephone number of the account representative responsible for verifying receipt of such funds.

     (g) Special Counsel Fees. Concurrently with the delivery of the Notes to you on the Closing Date, the reasonable charges and disbursements of Chapman and Cutler, your special counsel, shall have been paid by the Obligors.

     (h) Legality of Investment. The Notes to be purchased by you shall be a legal investment for you under the laws of each jurisdiction to which you may be subject (without resort to any so-called "basket provisions" of such laws).

     (i) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on the Closing Date, the Obligors fail to tender to you the Notes to be issued to you on such date, or if the conditions specified in ss.4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in ss.4.1 have not been fulfilled, you may waive compliance by the Obligors with any such condition to such extent as you may in your sole discretion determine. Nothing in this ss.4.2 shall operate to relieve the Obligors of any of their obligations hereunder or to waive any of your rights against the Obligors.

SECTION 5. OBLIGORS' COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1. Corporate Existence, Etc. Each Obligor will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business where the failure to do so could reasonably be expected to materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries, provided that the foregoing shall not prevent any transaction permitted by ss.5.12.

     Section 5.2. Insurance. Each Obligor will maintain, and will cause each of its Restricted Subsidiaries to maintain, insurance coverage by financially sound and reputable insurers and in such forms and amounts and against such risks as are (a) customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and (b) consistent with such Obligor's insurance practices existing on the Closing Date, all as more fully set forth in Schedule II hereto.

     Section 5.3. Taxes, Claims for Labor and Materials; Compliance with Laws.

     (a) Each Obligor will promptly pay and discharge, and will cause each of its Restricted Subsidiaries promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon such Obligor or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of such Obligor or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of such Obligor or such Restricted Subsidiary; provided such Obligor or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (1) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of such Obligor or such Restricted Subsidiary or any material interference with the use thereof by such Obligor or such Restricted Subsidiary, and (2) such Obligor or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

           (b) Each Obligor will promptly comply and will cause each of its Restricted Subsidiaries to promptly comply with all laws, ordinances or governmental rules and regulations to which it is subject, including, without limitation, ERISA and all Environmental Laws, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of either Obligor and any of its Restricted Subsidiaries or would result in any Lien not permitted under ss.5.10.

     Section 5.4. Maintenance, Etc. Each Obligor will maintain, preserve and keep, and will cause each of its Restricted Subsidiaries to maintain, preserve and keep, its material properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither Obligor nor any of their respective Restricted Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Obligors and their Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Obligors and their Restricted Subsidiaries as described in the Offering Materials.

     Section 5.6. Consolidated Funded Debt Maintenance Ratio. The Obligors will not at any time permit Consolidated Funded Debt to exceed 60% of Consolidated Total Capitalization.

     Section 5.7. Consolidated Adjusted Net Worth. The Obligors will at all times keep and maintain Consolidated Adjusted Net Worth at an amount not less than the sum of (a) $135,000,000 plus (b) 25% of Consolidated Net Income for each Specified Fiscal Period ending after September 30, 1997 provided that notwithstanding that Consolidated Net Income for any elapsed Specified Fiscal Period may be a deficit figure, no reduction as a result thereof shall be made in the sum to be maintained pursuant hereto.

     Section 5.8. Fixed Charges Coverage Ratio. The Obligors will at all times keep and maintain the ratio of Consolidated Net Income Available for Fixed Charges for the immediately preceding four fiscal quarter period to Consolidated Fixed Charges (less Capitalized Interest) for such four fiscal quarter period at not less than 1.50 to 1.0.

     Section 5.9. Limitations on Indebtedness. (a) The Obligors will not create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Funded Debt, and will not permit any of their Restricted Subsidiaries to create, assume, guarantee or otherwise incur or in any manner be or become liable in respect of any Indebtedness, except:

          (1) Funded Debt evidenced by the Notes;

          (2) Funded Debt of the Obligors and Indebtedness of Restricted Subsidiaries outstanding as of the Closing Date and described on Schedule II hereto;

          (3) Indebtedness of a Restricted Subsidiary to an Obligor in respect of which such Restricted Subsidiary is a Restricted Subsidiary or to a Wholly-owned Restricted Subsidiary;

          (4) Funded Debt of the Obligors and Indebtedness of Restricted Subsidiaries, in each such case secured by Liens permitted by ss.5.10(a)(7), (8) or (9), provided that at the time of creation, issuance, assumption, guarantee or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist;

          (5) additional Funded Debt of RMC and Indebtedness of RME or any other Restricted Subsidiary, provided that at the time of creation, issuance, assumption, guarantee or other incurrence thereof and after giving effect thereto and to the application of the proceeds thereof:

               (i) no Default or Event of Default would exist; and

               (ii) in the case of the issuance of any Funded Debt of RMC secured by Liens permitted by ss.5.10(a)(10) or the issuance of Indebtedness of RME or any other Restricted Subsidiary (other than Indebtedness of RME or any other Restricted Subsidiary secured by Liens permitted by ss.ss.5.10(a)(7), (8) or (9) and RME Joint Indebtedness), the sum of (A) all Funded Debt of RMC secured by Liens permitted by ss.5.10(a)(10), plus (B) the aggregate amount of all Indebtedness of RME and all other Restricted Subsidiaries (other than RME Joint Indebtedness) incurred in accordance with the provisions of this clause (ii) shall not exceed 10% of Consolidated Total Assets.

     (b) Indebtedness issued or incurred in accordance with the limitations of ss.5.9(a) may be renewed, extended or refunded (without increase in principal amount remaining unpaid at the time of such renewal, extension or refunding), provided that at the time of such renewal, extension or refunding and after giving effect thereto, no Default or Event of Default would exist.

     Section 5.10. Limitation on Liens. (a) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any of their respective Restricted Subsidiaries to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

               (1) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by ss.5.3;

               (2) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Obligors or the relevant Restricted Subsidiary shall have set aside on its books, reserves deemed by it to be adequate with respect thereto, unless the judgment they secure shall not have been stayed, bonded or discharged within 60 days;

               (3) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature, in any such case incurred in the ordinary course of business and not in connection with the borrowing of money, which in any such case would not materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their Restricted Subsidiaries, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

               (4) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Obligors and their Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Obligors and their Restricted Subsidiaries;

               (5) Liens securing Indebtedness of a Restricted Subsidiary to an Obligor in respect of which such Restricted Subsidiary is a Restricted Subsidiary or to another Wholly-owned Restricted Subsidiary;

               (6) Liens existing as of the Closing Date and described on
          Schedule II hereto;

               (7) Liens created or incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition or purchase of real or personal property or the cost of construction or improvements to real or personal property, in any such case, useful and intended to be used in carrying on the business of an Obligor or any of its respective Restricted Subsidiaries, provided that (i) the Lien shall attach solely to the real or personal property acquired, purchased, constructed or improved, (ii) such Lien shall have been created or incurred within 270 days after the date of acquisition or purchase or the date of completion of construction or improvement of such real or personal property, as the case may be, and
          (iii) at the time of the imposition of the Lien, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such real or personal property, as the case may be (whether or not assumed by an Obligor or any of its respective Restricted Subsidiaries) shall not exceed an amount equal to the lesser of the total acquisition or purchase price or cost of construction or improvement, as the case may be, or fair market value of such real or personal property (as determined in good faith by the Board of Directors of such Obligor);

               (8) Liens affixed on real or personal property (including without limitation outstanding shares of capital stock and Indebtedness) of any entity at the time such entity becomes a Restricted Subsidiary given to secure the payment of the purchase price incurred in connection with the acquisition of such entity by an Obligor or any of its respective Restricted Subsidiaries; provided that (i) the Lien shall attach solely to such real or personal property, (ii) such Lien shall have been created or incurred substantially concurrently with such acquisition or purchase, and (iii) at the time of acquisition or purchase of such Restricted Subsidiary, the aggregate amount of Indebtedness secured by Liens on such real or personal property (whether or not assumed by such Obligor or such Restricted Subsidiary) shall not exceed an amount equal to the lesser of the purchase price or fair market value of such real property or such personal property (as determined in good faith by the Board of Directors of such Obligor);

               (9) Liens affixed on real or personal property existing (i) at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by an Obligor or any of its respective such Restricted Subsidiaries, or (ii) on the property or outstanding shares of a corporation at the time such corporation is merged into or consolidated with such Obligor or such Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties or outstanding shares or Indebtedness of a corporation or firm as an entirety to such Obligor or such Restricted Subsidiary; provided that the amount of Indebtedness secured by such Liens shall not exceed an amount equal to the lesser of the acquisition or purchase price or fair market value of such real or personal property (as determined in good faith by the Board of Directors of such Obligor);

               (10) Liens created or incurred after the Closing Date given to secure Indebtedness of an Obligor or Indebtedness of any of its respective Restricted Subsidiaries in addition to the Liens permitted by the preceding clauses (1) through (9) hereof, provided that all Indebtedness secured by such new Liens incurred after the Closing Date shall have been incurred within the limitations provided in ss.5.9(a)(5); and

               (11) any extension, renewal or refunding of any Lien permitted by the preceding clauses (5) through (10) of this ss.5.10 in respect of the same property theretofore subject to such Lien in connection with the extension, renewal or refunding of the Indebtedness secured thereby; provided that (1) such extension, renewal or refunding of Indebtedness shall be without increase in the principal amount remaining unpaid as of the date of such extension, renewal or refunding, (2) such Lien shall attach solely to the same such property, and (3) the principal amount remaining unpaid as of the date of such extension, renewal or refunding of Indebtedness is less than or equal to the fair market value of the property (determined in good faith by the Board or Directors of the Obligors) to which such Lien is attached.

     (b) In the event that any property, asset or income or profits therefrom is subjected to a Lien not expressly enumerated in this ss.5.10, the Obligors will make or cause to be made provision whereby the Notes will be secured equally and ratably with all other obligations secured thereby and concurrently therewith the Obligors shall furnish to the holders of the Notes documentation reasonably satisfactory to the holders of at least 66-2/3% of the aggregate principal amount of the Notes at the time outstanding, including, but not limited to, an opinion of independent counsel to such effect in scope and form reasonably satisfactory to such holders, and in any case, without limiting the foregoing requirements, if the Obligors fail to make such provision to secure the Notes equally and ratably with such other obligations, the Notes shall in any event have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien securing the Notes on such property, asset, income or profit.

     Section 5.11. Dividends, Stock Purchases, Restricted Investments. (a) RMC will not and RMC will not permit any of its Restricted Subsidiaries to, directly or indirectly, or through any Affiliate, declare or make or incur any liability to declare or make any Distribution and neither RMC nor any of its Restricted Subsidiaries will declare, make or authorize any Restricted Investment, unless, immediately after giving effect to the proposed Distribution or Restricted Investment, the aggregate amount of Distributions declared in the case of dividends or made in the case of other Distributions plus the aggregate amount of Restricted Investments then held by RMC and its Restricted Subsidiaries (valued immediately after the making of such Restricted Investment as provided in the definition thereof) during the period from and after the date of this Agreement to and including the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date such Investment is committed to in the case of a Restricted Investment, would not exceed the sum of:

               (1) $58,000,000; plus

               (2) 75% of Consolidated Net Income (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) for such period determined on a cumulative basis commencing on September 30, 1997, to and including the date of such declaration, payment or commitment; plus

               (3) an amount equal to (i) the aggregate net cash proceeds received by RMC from the sale on or after the date of this Agreement of shares of its capital stock or other Securities or Indebtedness converted into capital stock of RMC minus (ii) all amounts paid by RMC and its Restricted Subsidiaries on or after the date of this Agreement to purchase, redeem or retire any shares of RMC's or any Restricted Subsidiary's capital stock of any class (including preferred stock) or any warrants, rights or options to purchase or acquire any shares of such capital stock; plus

               (4) any amount received by an Obligor which is not treated as Consolidated Net Income and which represents a return of capital from
          (i) any Restricted Investment or (ii) any Investment described in clause (c) of the definition of Restricted Investments, the effect of which is to decrease such Obligor's net current investment therein.

     (b) For the purposes of making computations under paragraph (a) of this ss.5.11, the amount of any Distribution declared, paid or distributed or Restricted Investment made in property or assets of RMC or a Restricted Subsidiary shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of RMC), of such property or assets as of the date of declaration in the case of a dividend, the date of payment in the case of any other Distribution and the date the Investment is committed to in the case of any Restricted Investment.

     Any corporation which becomes a Restricted Subsidiary after the date of this Agreement shall be deemed to have made, at the time it becomes a Restricted Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Restricted Subsidiary.

     (c) RMC will not authorize a Distribution on its capital stock which is not payable within 90 days of authorization.

     (d) RMC will not authorize or make a Distribution on its capital stock and neither RMC nor any Restricted Subsidiary will make any Restricted Investment if after giving effect to the proposed Distribution or Restricted Investment, a Default or Event of Default would exist.

     Section 5.12. Mergers, Consolidations and Sales of Assets. (a) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, consolidate with or be a party to a merger with any other corporation, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:

               (1) any Restricted Subsidiary may merge or consolidate with or into any Obligor or any Wholly-owned Restricted Subsidiary so long as in any merger or consolidation involving an Obligor, such Obligor shall be the surviving or continuing corporation;

               (2) RMC may consolidate or merge with or into any other corporation if (i) the corporation which results from such consolidation or merger (the "surviving corporation") is organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by RMC are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) RME shall confirm in writing its obligations under and in respect of the Notes and this Agreement, and (iv) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;

               (3) RMC may sell or otherwise dispose of all or substantially all of its assets (other than stock and Indebtedness of a Restricted Subsidiary, which may only be sold or otherwise disposed of pursuant to ss.5.12(c)) to any Person for consideration which represents the fair market value of such assets (as determined in good faith by the Board of Directors of RMC, a copy of which determination, certified by the Secretary or an Assistant Secretary of RMC, shall have been furnished to the holders of the Notes) at the time of such sale or other disposition if (i) the acquiring Person is a corporation organized under the laws of any state of the United States or the District of Columbia, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by RMC are expressly assumed in writing by the acquiring corporation and the acquiring corporation shall furnish to the holders of the Notes an opinion of counsel satisfactory to such holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such acquiring corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, (iii) RME shall have confirmed in writing its obligations under and in respect of the Notes and this Agreement, and (iv) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.

     (b) The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value and except as provided in ss.5.12(a)(3)); provided that the foregoing restrictions do not apply to:

               (1) the sale, lease, transfer or other disposition of assets of a Restricted Subsidiary to an Obligor or a Wholly-owned Restricted Subsidiary; or

               (2) the transfer made as a capital contribution to a corporation, partnership, limited partnership or limited liability company of certain real property used, or to be used, to grow grapes which is owned by an Obligor or a Restricted Subsidiary, provided that the power to direct or cause the direction of the management, operations and policies of such transferee entity is held by an Obligor or a Wholly-owned Restricted Subsidiary; or

               (3) the sale, lease, transfer or other disposition of any fixed asset of an Obligor or a Restricted Subsidiary the book value of which at the time of such sale, lease, transfer or other disposition shall be less than $1,000,000; provided that in the opinion of the Board of Directors of such Obligor (i) the sale is for fair value and is in the best interests of such Obligor and (ii) such sale, lease, transfer or other disposition is not part of a plan by the Obligors to divest themselves of fixed assets (in which event such sale, lease, transfer or other disposition shall be made within the limitations of ss.5.12(a)(3), (b)(6) or (c)(3)); or

               (4) the sale or transfer of assets of an Obligor or a Restricted Subsidiary whenever it is determined in the good faith judgment of the Board of Directors of such Obligor that such assets are obsolete, worn-out or without economic value to such Obligor or any of its Restricted Subsidiaries; or

               (5) the exchange in an arm's-length transaction of assets, provided that (i) the assets acquired by an Obligor or its Restricted Subsidiaries in connection with such exchange shall have a fair market value (as determined in good faith by the Board of Directors of such Obligor) equal to or greater than the fair market value of the assets disposed of by such Obligor or any of its Restricted Subsidiaries in connection with such exchange, (ii) the assets acquired by such Obligor or any of its Restricted Subsidiaries in connection with such exchange shall be similar in nature to the assets sold or otherwise disposed of in connection with such exchange, and (iii) the assets so acquired are free and clear of any Lien (other than Liens permitted by ss.5.10) and are useful and intended to be used in the business of such Obligor and its Restricted Subsidiaries as described in ss.5.5; or

               (6) the sale of such assets for cash or other property to a Person or Persons if all of the following conditions are met:

                    (i) such assets (valued at net book value) do not, together with all other assets of the Obligors and their respective Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                    (ii) in the opinion of the Board of Directors of RMC, the
               sale is for fair value and is in the best interests of the Obligors; and

                    (iii) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are (x) immediately after the consummation of such sale deposited in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" contained in ss.8.1 acting as escrow agent, (y) invested in Investments of the character described in clauses (e), (f) and (g) of said definition of "Restricted Investments," and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of an Obligor and its respective Restricted Subsidiaries as described in ss.5.5 and having a fair market value (as determined in good faith by the Board of Directors of such Obligor) at least equal to that of the assets so disposed of and/or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Obligors. It is understood and agreed by the Obligors that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to an Asset Disposition Prepayment Offer as and to the extent provided in ss.2.3.

     Computations pursuant to this ss.5.12(b) shall include dispositions made pursuant to ss.5.12(c) and computations pursuant to ss.5.12(c) shall include dispositions made pursuant to this ss.5.12(b).

     (c) The Obligors will not, and will not permit any Restricted Subsidiary to, sell, pledge or otherwise dispose of any shares of the stock (including as "stock" for the purposes of this Section any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of a Restricted Subsidiary (said stock, options, warrants and other Securities herein called "Subsidiary Stock") or any Indebtedness of any Restricted Subsidiary, nor will any Restricted Subsidiary issue, sell, pledge or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

               (1) the issue of directors' qualifying shares; or

               (2) the issue of Subsidiary Stock to RMC; or

               (3) the sale or other disposition at any one time to a Person (other than directly or indirectly to an Affiliate) of the entire Investment of the Obligors and their respective Restricted Subsidiaries in any Restricted Subsidiary if all of the following conditions are met:

                    (i) the assets (valued at net book value) of such Restricted
               Subsidiary do not, together with all other assets of the Obligors and their respective Restricted Subsidiaries previously disposed of during the same fiscal year (other than in the ordinary course of business), exceed 10% of Consolidated Total Assets determined as of the end of the immediately preceding fiscal quarter;

                    (ii) in the opinion of the Board of Directors of RMC, the
               sale is for fair value and is in the best interests of the Obligors;

                    (iii) immediately after the consummation of the transaction and after giving effect thereto, such Restricted Subsidiary shall have no Indebtedness of or continuing Investment in the capital stock of the Obligors or of any of their respective Restricted Subsidiaries and any such Indebtedness or Investment shall have been discharged or acquired, as the case may be, by an Obligor or any of its Restricted Subsidiaries; and

                    (iv) immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;

         provided, however, that for purposes of the foregoing calculation, there shall not be included any assets of any Subsidiary so disposed of the proceeds of which were or are (x) deposited immediately after the consummation of such sale in an escrow account with a depository institution or trust company of the character described in clause (g) of the definition of "Restricted Investments" contained in ss.8.1 acting as escrow agent, (y) invested in Investments of the character described in clauses (e), (f) and (g) of said definition of "Restricted Investments," and (z) applied within twelve months of the date of sale of such assets to either (A) the acquisition of fixed assets useful and intended to be used in the operation of the business of an Obligor and its respective Restricted Subsidiaries as described in ss.5.5 and having a fair market value (as determined in good faith by the Board of Directors of such Obligor) at least equal to that of the assets so disposed of and/or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Indebtedness of the Obligors. It is understood and agreed by the Obligors that any optional prepayment of the Notes as hereinabove provided shall be made pursuant to an Asset Disposition Prepayment Offer as and to the extent provided in ss.2.3.

     Computations pursuant to this ss.5.12(c) shall include dispositions made pursuant to ss.5.12(b) and computations pursuant to ss.5.12(b) shall include dispositions made pursuant to this ss.5.12(c).

     Section 5.13. Guaranties. The Obligors will not, and will not permit any of their respective Restricted Subsidiaries to, become or be liable in respect of any Guaranty except Guaranties by an Obligor which are limited in amount to a stated maximum dollar exposure or which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement.

     Section 5.14. Repurchase of Notes. Neither the Obligors nor any of their Restricted Subsidiaries or any Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case an Obligor or any of its respective Restricted Subsidiaries or any Affiliate repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by an Obligor, any of its respective Restricted Subsidiaries or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, ss.6.3, ss.6.4 and ss.7.1.

     Section 5.15. Transactions with Affiliates. Neither Obligor will, nor will either Obligor permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of such Obligor's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate, provided that the Specified Joint Venture Agreements, as in effect on the Closing Date, shall be excluded from the requirements of this ss.5.15.

     Section 5.16. Termination of Pension Plans. No Obligor will, nor will either Obligor permit any Subsidiary to, withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $1,000,000 or the imposition of a Lien on any property of such Obligor or any Subsidiary pursuant to Section 4068 of ERISA.

     Section 5.17. Designation of Subsidiaries. RMC may designate any Unrestricted Subsidiary (which was not previously designated a Restricted Subsidiary) to be a Restricted Subsidiary and any Restricted Subsidiary to be an Unrestricted Subsidiary by giving prompt written notice to the holders of the Notes that the Board of Directors of RMC has made such designation, provided, however, that no Unrestricted Subsidiary may be designated as a Restricted Subsidiary and no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if, at the time of such action and after giving effect thereto, a Default or Event of Default would exist. In addition to the foregoing, any Restricted Subsidiary which has been designated as an Unrestricted Subsidiary in accordance with the preceding sentence may not at any time thereafter again be designated as a Restricted Subsidiary.

     Section 5.18. Reports and Rights of Inspection. Each Obligor will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of such Obligor or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this ss.5.18 and concurred in by the independent public accountants referred to in ss.5.18(b)), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

          (a) Quarterly Statements. As soon as available and in any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) a consolidated balance sheet of RMC and its consolidated Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (2) consolidated statements of income of RMC and its consolidated Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated statements of cash flows of RMC and its consolidated Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of RMC;

          (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of RMC, copies of:

               (1) a consolidated balance sheet of RMC and its consolidated Subsidiaries as of the close of such fiscal year, and

               (2) consolidated statements of income, changes in shareholders' equity and cash flows of RMC and its consolidated Subsidiaries for such fiscal year,

         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by RMC to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of RMC and its consolidated Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

          (c) Reports of RME. If at any time after the Closing Date audited or unaudited financial statements of RME are prepared (1) as soon as available, and in any event within 90 days after the end of each quarterly fiscal period (except the last) of each fiscal year of RME, copies of any unaudited quarterly statements of RME for such quarterly fiscal period, of the character as provided in paragraph (a) above to the extent prepared, and (2) as soon as available, and in any event within 120 days after the close of each fiscal year of RME, copies of any audited or unaudited financial statements of RME as of the close of such fiscal year, of the character as provided in paragraph (b) above to the extent so prepared;

          (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of an Obligor or any Restricted Subsidiary received from such accountants, in each case, prepared at the request of the Board of Directors of either Obligor or otherwise presented to the Board of Directors of either Obligor;

          (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by an Obligor to its creditors and stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by an Obligor or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which an Obligor or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over an Obligor or any of its Subsidiaries;

          (f) ERISA Reports. Promptly upon the occurrence thereof, written notice of (1) a Reportable Event with respect to any Plan; (2) the institution of any steps by an Obligor, any ERISA Affiliate, the PBGC or any other Person to terminate any Plan; (3) the institution of any steps by an Obligor or any ERISA Affiliate to withdraw from any Plan; (4) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (5) any material increase in the contingent liability of an Obligor or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (6) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (g) Officer's Certificates. Within the periods provided in paragraphs
     (a) and (b) above, a certificate of the chief financial officer or treasurer of the Obligors substantially in the form of Exhibit E-1 attached hereto stating that such officer has reviewed the provisions of this Agreement and setting forth: (1) the information and computations (in sufficient detail) required in order to establish whether the Obligors were in compliance with the requirements of ss.ss.5.6 through 5.12 at the end of the period covered by the financial statements then being furnished, and
     (2) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Obligors are taking and propose to take with respect thereto;

          (h) Accountant's Certificates. Within the period provided in paragraph
     (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, substantially in the form of Exhibit E-2 attached hereto stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (i) Restricted Subsidiaries. In the event the Unrestricted Subsidiaries of RMC shall at any time constitute 5% or more of the consolidated total assets of RMC and its consolidated Subsidiaries (determined in accordance with GAAP), then within the respective periods provided in paragraphs (a) and (b) above, financial statements of the character and for the dates and periods described in said paragraphs (a) and (b) covering RMC and its Restricted Subsidiaries for such dates and periods; and

          (j) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, each of the Obligors will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under such Obligor's guidance, any of the properties of such Obligor or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision each Obligor authorizes said accountants to discuss with you the finances and affairs of such Obligor and its Restricted Subsidiaries), all at such reasonable times and as often as may be reasonably requested. Any visitation shall be at the sole expense of you or such Institutional Holder, unless a Default or Event of Default shall have occurred and be continuing or the holder of any Note or of any other evidence of Indebtedness of either Obligor or any Restricted Subsidiary having an aggregate principal amount outstanding of $1,000,000 or more gives any written notice with respect to a claimed default, in which case, any such visitation or inspection shall be at the sole expense of the Obligors.

     Section 5.19. Ownership of RME. RMC will at all times directly own not less than 100% of all of the issued and outstanding capital stock (and any Securities convertible at any time and from time into capital stock) of RME free and clear of all Liens, it being understood that this ss.5.19 shall not be construed to prevent a merger of RME into RMC as otherwise permitted by this Agreement.

     SECTION 6. EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

          (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes as provided in ss.2.1 or in the making of any other payment of the principal or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; provided that in the case of any Default pursuant to this ss.6.1(b) which is caused by the breakdown of any electronic payment system utilized by the Obligors and authorized by the holders of the Notes, the cause of which is not related to any act or omission on the part of the Obligors, then and in such event, but only in such event, the Obligors shall have two Business Days following the date of such Default to cure the same; or

          (c) Default shall occur in the observance or performance of any covenant or agreement contained inss.5.6 throughss.5.12 andss.5.15; or

          (d) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (1) the day on which a Responsible Officer of either of the Obligors first obtains knowledge of such default, or (2) the day on which written notice thereof is given to the Obligors by the holder of any Note; provided that in the case of any Default pursuant to this ss.6.1(d) which cannot with due diligence be cured within such 30-day period, if the Obligors shall commence promptly to cure the same and thereafter prosecute the curing of such Default with due diligence, the time within which to cure such Default shall be extended for such period as may be necessary to effect such cure but in no event more than 30 additional days; or

          (e) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness for borrowed money (other than the Notes) of either Obligor or any Restricted Subsidiary aggregating in excess of $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (f) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Indebtedness for borrowed money (other than the Notes) of either Obligor or any Restricted Subsidiary aggregating in excess of $5,000,000 may be issued and such default or event shall occur at the maturity of, or result in the acceleration of, such Indebtedness for borrowed money of either Obligor or any Restricted Subsidiary and such acceleration shall not have been rescinded or annulled; or

          (g) Any representation or warranty made by either Obligor herein, or made by either Obligor in any statement or certificate furnished by such Obligor in connection with the consummation of the issuance and delivery of the Notes or furnished by such Obligor pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (h) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 (net of insurance proceeds to the extent the insurer has acknowledged liability with respect thereto or which insurer's liability is being contested in good faith by appropriate proceedings by the Obligors or a Restricted Subsidiary) is or are outstanding against an Obligor or any Restricted Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 60 days from the date of its entry; or

          (i) A custodian, liquidator, trustee or receiver is appointed for an Obligor or any Restricted Subsidiary or for the major part of the property of any thereof and is not discharged within 60 days after such appointment; or

          (j) Either Obligor or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or either Obligor or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for such Obligor or such Restricted Subsidiary or for the major part of the property of any thereof; or

          (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against an Obligor or any Restricted Subsidiary and, if instituted against an Obligor or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

     Section 6.2. Notice to Holders. When any Event of Default described in the foregoing ss.6.1 has occurred, or if the holder of any Note or of any other evidence of Indebtedness for borrowed money of an Obligor gives any notice or takes any other action with respect to a claimed default, each Obligor agrees to give notice within ten Business Days after a Responsible Officer of such Obligor first obtains knowledge of such event to all holders of the Notes then outstanding.

     Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of ss.6.1 has happened and is continuing, any holder of any Note may, by notice in writing sent to the Obligors in the manner provided in ss.9.6, declare the entire principal and all interest accrued on such Note to be, and such Note shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (a) through (h), inclusive, of said ss.6.1 has happened and is continuing, the holder or holders of 66-2/3% or more of the principal amount of the Notes at the time outstanding may, by notice in writing to the Obligors in the manner provided in ss.9.6, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (i), (j) or (k) of ss.6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Obligors will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Obligors further agree, to the extent permitted by law, to pay to the holder or holders of the Notes all costs and expenses incurred by them in the enforcement of the terms and provisions of this Agreement and the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

     Section 6.4. Rescission of Acceleration. The provisions of ss.6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through
(h), inclusive, of ss.6.1, the holders of 66-2/3% in aggregate principal amount of the Notes then outstanding may, by written instrument filed with the Obligors, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

          (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under ss.6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant toss.7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7. AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Obligors, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Obligors shall have obtained the consent in writing of the holders of at least 66-2/3% in aggregate principal amount of outstanding Notes; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (a) which will change the time of payment (including any prepayment required by ss.2.1) of the principal of or the interest on any Note or reduce the principal amount thereof or reduce the rate of interest thereon, or (b) which will change any of the provisions with respect to optional prepayments, or
(c) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this ss.7 or ss.6.

     Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Obligors will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Obligors and shall be afforded the opportunity of considering the same and shall be supplied by the Obligors with sufficient information to enable it to make an informed decision with respect thereto. The Obligors will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding. Promptly and in any event within 30 days of the date of execution and delivery of any such waiver or amendment, the Obligors shall provide a true, correct and complete copy thereof to each of the holders of the Notes.

     Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Obligors, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8. INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, either Obligor, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of either Obligor or (c) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by either Obligor or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Agreements" shall have the meaning set forth in ss.1.3.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in San Francisco, California or New York, New York are required by law to close or are customarily closed.

     "Capitalized Interest" for any period shall mean a reasonable estimate of capitalized interest included in the depreciation expense used to arrive at Consolidated Net Income for such period, provided that the Obligors shall demonstrate, in the Officer's Certificates delivered pursuant to the requirements of ss.5.18(g), the basis for such estimate to the satisfaction of the holders of the Notes.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Closing Date" shall have the meaning set forth in ss.1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations from time to time promulgated thereunder.

     "Consolidated Adjusted Net Worth" shall mean, as of the date of any determination thereof, the arithmetic sum of:

          (a) the amount of the capital stock accounts (net of treasury stock, at cost, but including preferred stock), plus (or minus in the case of a deficit) the surplus and retained earnings of RMC and its Restricted Subsidiaries as set forth in the consolidated financial statements of RMC as at the end of the fiscal quarter immediately preceding the date of such determination,

     MINUS

          (b) the net book value, after deducting any reserves applicable thereto, of all items of the following character which are included in the assets of RMC and its Restricted Subsidiaries, to wit:

               (1) the incremental increase in an asset resulting from any reappraisal, revaluation or write-up of assets, other than an increase to the extent permitted by GAAP; and

               (2) (i) unamortized debt discount and expense and (ii) goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, research and development expense and such other assets as are properly classified as "intangible assets" acquired by RMC or any of its Restricted Subsidiaries after the Closing Date; provided, however, that notwithstanding the foregoing, RMC may include in any determination of "Consolidated Adjusted Net Worth" the aggregate net value of prepaid royalties, patents, patent applications, trademarks, trade names, copyrights and other intellectual property acquired after the Closing Date; all determined in accordance with GAAP.

     "Consolidated Fixed Charges" for any period shall mean on a consolidated basis the sum of (a) all Rentals (other than Rentals on Capitalized Leases) payable during such period by RMC and its Restricted Subsidiaries, plus (b) all Interest Expense on all Indebtedness (including the interest component of Rentals on Capitalized Leases) of RMC and its Restricted Subsidiaries.

     "Consolidated Funded Debt" shall mean all Funded Debt of RMC and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Income" for any period shall mean the consolidated net income of RMC and its Restricted Subsidiaries for such period determined in accordance with GAAP, excluding in any event extraordinary items in accordance with GAAP.

     "Consolidated Net Income Available for Fixed Charges" for any period shall mean the sum of (a) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (b) all provisions for any Federal, state or other income taxes made by RMC and its Restricted Subsidiaries during such period and (c) Consolidated Fixed Charges during such period.

     "Consolidated Total Assets" shall mean, as of the date of any determination thereof, total assets of RMC and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Total Capitalization" shall mean, as of the date of any determination thereof, the sum of (a) Consolidated Funded Debt plus (b) Consolidated Adjusted Net Worth.

     "Consolidated Total Liabilities" shall mean, as of the date of any determination thereof, total liabilities of RMC and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Distribution" in respect of RMC and its Restricted Subsidiaries shall mean:

          (a) dividends or other distributions on capital stock (including, without limitation, preferred stock) of a corporation (except dividends or other distributions payable solely in shares of common stock of such corporation); and

          (b) redemption, acquisition or retirement of any shares of its capital stock or warrants, rights or other options to purchase any shares of its capital stock (other than in exchange for or out of the net proceeds to RMC from the concurrent issue or sale of shares of common stock of RMC).

     "Environmental Law" shall mean any international, federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including, without limitation, those relating to releases, discharges or emissions to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Obligors and their Subsidiaries or the operation, construction or modification of any thereof, including without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975, the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof, and all rules, regulations, guidance documents and publications promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Obligors, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in ss.6.1.

     "Funded Debt" of any Person shall mean (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Funded Debt of others; provided that up to $10,000,000 of Indebtedness of the Obligors outstanding under bank lines established for working capital purposes and having final maturities of not longer than three years shall be excluded from Funded Debt.


     "GAAP" shall mean generally accepted accounting principles at the time.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation, or (2) to maintain working capital or any balance sheet or income statement condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or federal authority having jurisdiction over the property of the Obligors and its Subsidiaries or its use, including but not limited to any material, substance or waste which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss.1317), as amended; (b) regulated as a hazardous waste under Section 1004 or Section 3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), as amended; (c) defined as a hazardous substance under
Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss.9601 et seq.), as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

     "Indebtedness" of any Person shall mean and include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (b) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (d) Capitalized Rentals and (e) Guaranties of obligations of others of the character referred to in this definition, provided that (1) letters of credit issued for the benefit of an Obligor or any of its Restricted Subsidiaries to support payment of trade payables and (2) Guaranties existing on the Closing Date and described in Schedule II (including extension and renewals of any such Guaranty, but without increase in the maximum dollar exposure under any such Guaranty) may be excluded from any determination of "Indebtedness". Indebtedness of any corporation which becomes a Restricted Subsidiary after the Closing Date, which is existing immediately after such corporation becomes a Restricted Subsidiary, shall for purposes of any determination pursuant to ss.5.9(a)(5)(ii) be disregarded, but for all other purposes under this Agreement shall be Indebtedness which must be incurred and outstanding within the applicable limitations hereof.

     "Institutional Holder" shall mean any of the following Persons: (a) any bank, savings and loan association, savings institution, trust company or national banking association, acting for its own account or in a fiduciary capacity, (b) any charitable foundation, (c) any insurance company, (d) any fraternal benefit society, (e) any pension, retirement or profit-sharing trust or fund within the meaning of Title I of ERISA or for which any bank, trust company, national banking association or investment adviser registered under the Investment Advisers Act of 1940, as amended, is acting as trustee or agent, (f) any investment company or business development company, as defined in the Investment Company Act of 1940, as amended, (g) any small business investment company licensed under the Small Business Investment Act of 1958, as amended,
(h) any broker or dealer registered under the Securities Exchange Act of 1934, as amended, or any investment adviser registered under the Investment Adviser Act of 1940, as amended, (i) any government, any public employees' pension or retirement system, or any other government agency supervising the investment of public funds, (j) any other entity all of the equity owners of which are Institutional Holders or (k) any other Person which may be within the definition of "qualified institutional buyer" as such term is used in Rule 144A, as from time to time in effect, promulgated under the Securities Act of 1933, as amended.

     "Interest Expense" for any period shall mean all interest and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like Securities) for which such calculations are being made.

     "Investments" shall mean all investments, in cash or by delivery of property, made directly or indirectly in any Person, whether by acquisition of shares of capital stock, Indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, an Obligor or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

     "Lines of Credit" shall mean and include the bank lines of credit available to RMC and RME under (i) that certain Business Loan Agreement dated as of December 29, 1994, as amended on December 28, 1995, December 23, 1996, July 29, 1997, November 10, 1997 and December 22, 1997, among Bank of America National Trust and Savings Association, RMC and RME and (ii) that certain Revolving Credit Agreement dated as of December 29, 1994, as amended May 2, 1995, December 27, 1995, December 23, 1996, August 11, 1997 and December 22, 1997 among Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A., "Rabobank Nederland", New York Branch, and RMC and RME.

     "Long Term Lease" shall mean any lease of real or personal property (other than Capitalized Leases, leases between an Obligor and any Restricted Subsidiary and leases between Restricted Subsidiaries) having an original term, including any period for which the lease may be renewed or extended at the option of the lessor, of more than three years.

     "Make-Whole Amount" shall mean in connection with any prepayment of the Notes the excess, if any, of (a) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by ss.2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (b) 100% of the principal amount of the outstanding Notes being prepaid. If the Reinvestment Rate is equal to or higher than 6.42%, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean (1) the sum of 0.50%, plus the yield reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in the United States government Securities) at 9:00 A.M. (San Francisco, California time) for the United States government Securities having a maturity (rounded to the nearest month) corresponding to the remaining Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by ss.2.1) or (2) in the event that no nationally recognized trading screen reporting on-line intraday trading in the United States government Securities is available, Reinvestment Rate shall mean the sum of 0.50%, plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by ss.2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the "Reinvestment Rate", the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (1) multiplying (i) the remainder of (A) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (B) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of ss.2.1, by
     (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (2) totalling the products obtained in (1).

     "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by an Obligor and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "Offering Materials" shall mean and include (i) the Annual Report of RMC to the SEC on Form 10-K for the fiscal year ending June 30, 1997, (ii) the Quarterly Report of RMC to the SEC on Form 10-Q for the quarterly period ended September 30, 1997 and (iii) the Annual Reports of RMC for the fiscal years ending June 30, 1993, June 30, 1994, June 30, 1995, June 30, 1996 and June 30,
1997.

     "Opus One" shall mean Opus One, a California general partnership, of which Robert Mondavi Investments, a California corporation, and B.Ph.R. (California), Inc. are the sole general partners.

     "Overdue Rate" shall mean the lesser of (a) the maximum interest rate permitted by law and (b) 7.42%.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" shall mean a "pension plan," as such term is defined in ERISA, established or maintained by the Obligors or any ERISA Affiliate or as to which the Obligors or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Purchasers" shall have the meaning set forth in ss.1.1.

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by an Obligor or a Restricted Subsidiary, as lessee or sublessee under Long-Term Leases, but shall be exclusive of any amounts required to be paid by an Obligor or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Responsible Officer" shall mean the President, the Chief Financial Officer, or the Treasurer of an Obligor, and any other executive or financial officer of either Obligor.

     "Restricted Investments" shall mean all Investments, other than:

               (a) Investments by an Obligor and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

               (b) Investments representing loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of an Obligor or any Restricted Subsidiary, including loans to employees secured by capital stock of RMC;

               (c) Investments of the Obligors existing as of the Closing Date and described on Schedule II hereto;

               (d) receivables arising from the sale of goods and services in the ordinary course of business of the Obligors and any of their respective Restricted Subsidiaries;

               (e) Investments in commercial paper of corporations organized under the laws of the United States or any state thereof maturing in 270 days or less from the date of issuance which, at the time of acquisition by an Obligor or any Subsidiary, is accorded a rating of "A-2" or better by Standard & Poor's Corporation or "P-2" by Moody's Investors Service, Inc.;

               (f) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing within three years from the date of acquisition thereof;

               (g) Investments in certificates of deposit and time deposits maturing within one year from the date of issuance thereof, either (1) issued by a bank or trust company organized under the laws of the United States or any State thereof, Canada or any province thereof, Japan, Great Britain, Germany, France, Italy, Switzerland or the Netherlands, having capital, surplus and undivided profits aggregating at least $250,000,000 (or the equivalent under local currency), provided that at the time of acquisition thereof by an Obligor or a Subsidiary, (1) the senior unsecured long-term debt of such bank or trust company or of the holding company of such bank or trust company is rated "A-" or better by Standard & Poor's Corporation or "A-3" or better by Moody's Investors Service, Inc. or (2) such certificate of deposit or time deposit is issued by any bank or trust company organized under the laws of the United States or any state thereof to the extent that such Investments are fully insured by the Federal Depository Insurance Corporation, and provided, further, the aggregate amount of such certificates of deposit or time deposits issued by any bank or trust company organized under the laws of jurisdictions other than the United States or any state thereof shall not exceed 10% of consolidated gross sales of the Obligors and the Restricted Subsidiaries determined as of the end of the immediately preceding fiscal year;

               (h) Investments in repurchase agreements with respect to any Security described in clause (f) of this definition entered into with a depository institution or trust company acting as principal described in clause (g) of this definition if such repurchase agreements are by their terms to be performed by the repurchase obligor and such repurchase agreements are deposited with a bank or trust company of the type described in clause (g) of this definition;

               (i) Investments in any money market fund which is classified as a current asset in accordance with GAAP, the aggregate asset value of which "marked to market" is at least $1,000,000,000 and which is managed by a fund manager of recognized national standing, and which invests substantially all of its assets in obligations described in clauses (e) through (g) above;

               (j) Investments in readily-marketable obligations of indebtedness of any State of the United States or any municipality organized under the laws of any State of the United States or any political subdivision thereof which, at the time of acquisition by the Obligors or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standard which in any such case mature no later than three years after the date of acquisition thereof;

               (k) Investments in money market preferred stock which, at the date of acquisition by an Obligor or any Subsidiary, are accorded either of the two highest ratings by Standard & Poor's Corporation, Moody's Investors Services, Inc. or Duff & Phelps or their respective successors or assigns;

               (l) advances in the usual and ordinary course of business to grape suppliers pursuant to the reasonable and customary terms of written contracts under which an Obligor has agreed to procure grapes from such suppliers, provided that such advances do not in the aggregate exceed $5,000,000 at any one time outstanding;

               (m) Investments consisting of deposit accounts to the extent reasonably required by financial institutions providing an Obligor with operating lines of credit, provided that amounts on deposit in such deposit accounts do not at any time exceed $3,000,000;

               (n) Investments in joint ventures engaged in the same business engaged in by an Obligor and its Restricted Subsidiaries as described in ss.5.5 and in which such Obligor or any Restricted Subsidiary has an interest; provided that the aggregate amount of all such Investments made after the Closing Date shall not at any time exceed 7.5% of Consolidated Total Assets; and

               (o) Investments of the Obligors not described in the foregoing clauses (a) through (n) made for cash management purposes which Investments are, in the prudent judgment of a Responsible Office, in the best interests of the Obligors, provided that to the extent such Investments consist of Investments in agreements, devices or arrangements designed to provide protection from the fluctuations of interest rates, exchange rates or forward rates applicable to a party's assets, liabilities or exchange transactions, such Investments shall be made solely for cash management and interest hedging purposes and not for speculative investment purposes, and provided further, that the aggregate amount of all such Investments shall not at any time exceed 2.5% of Consolidated Total Assets.

     In valuing any Investments for the purpose of applying the limitations set forth in ss.5.11, Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered in cash on account of capital or principal.

     "Restricted Subsidiary" shall mean any Subsidiary which is not designated as an Unrestricted Subsidiary on Schedule II to this Agreement or in accordance with ss.5.17.

     "RME Joint Indebtedness" shall mean all Indebtedness under and pursuant to which RME and RMC are jointly and severally obligated for the repayment thereof.

     "SEC" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act of 1933, as amended.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Senior Indebtedness" shall mean all Indebtedness for borrowed money of either Obligor which is not expressed to be subordinate or junior in rank to any other Indebtedness for borrowed money of the Obligors.

     "Specified Fiscal Period" shall mean any of the following fiscal periods of the Obligors, as the context may require: (i) the semi-annual fiscal period ending December 31 in any fiscal year, (ii) the quarterly fiscal period ending March 31 in any fiscal year or (iii) the quarterly fiscal period ending June 30 in any fiscal year.

     "Specified Joint Venture Agreements" shall mean (a) that certain Agreement to Provide Agricultural Services between Opus One and Robert Mondavi Properties, Inc., a California corporation, dated January 1, 1991, (b) that certain Amendment and Restatement of Administrative Services Agreement between Opus One and Robert Mondavi Investments, Inc., a California corporation, B.Ph.R. (California), Inc., a California corporation, and Robert Mondavi Winery, a California corporation, dated January 1, 1991, (c) that certain Amendment and Restatement of Sales Representation Agreement between Opus One, Robert Mondavi Investments, Inc., B.Ph.R. (California), Inc. and Robert Mondavi Winery, dated January 1, 1991, (d) that certain Shareholders Agreement between Vina Errazuriz S.A. and Inversiones RMC Limitada, dated as of February 1, 1996, and (e) that certain Shareholders Agreement among Marchesi de Frescobaldi S.p.a., Tenuta di Castelgiocondo S.p.a. and RMC, dated January 18, 1996, each such agreement as in effect on the Closing Date.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of an Obligor. For purposes of this Agreement, it is understood and agreed that none of the following shall be deemed to be a Subsidiary of either Obligor: (a) Opus One, a joint venture partnership owned 50% by the Obligors and 50% by the Baron Philippe de Rothschild family, (b) Vina Caliterra S.A., a Chilean corporation owned 50% by the Obligors (as the co-owners of Inversiones RMC Limitada) and 50% by Vina Errazuriz S.A. and (c) Luce S.r.l., an Italian limited liability company owned 50% by Marchesi de Frescobaldi S.p.a. and Tenuta di Castelgiocondo S.p.a. and 50% by RMC.

     "Subsidiary Stock" shall have the meaning set forth in ss.5.12(c).

     "Unrestricted Subsidiary" shall mean any Subsidiary which is designated as an Unrestricted Subsidiary in Schedule II to this Agreement or in accordance with ss.5.17.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Indebtedness for borrowed money shall be owned by the Obligors and/or one or more of their respective Wholly-owned Subsidiaries.

     Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9. MISCELLANEOUS.

     Section 9.1. Registered Notes. RMC, as agent and attorney-in-fact for the Obligors pursuant to this ss.9.1 and ss.ss.9.2 and 9.3, which RME hereby appoints as its agent and attorney-in-fact as herein contemplated by its execution of this Agreement, shall cause to be kept at its principal office a register for the registration and transfer of the Notes, and RMC will register or transfer or cause to be registered or transferred, as hereinafter provided, any Note issued pursuant to this Agreement.

     At any time and from time to time the holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of RMC duly endorsed or accompanied by a written instrument of transfer duly executed by the holder of such Note or its attorney duly authorized in writing.

     The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any Note shall be made to or upon the written order of such holder.

     Section 9.2. Exchange of Notes. At any time and from time to time, upon notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to ss.9.1, this ss.9.2 or ss.9.3, and, upon surrender of such Note at its office, RMC will, and will cause the other Obligor to, deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 (or such lesser amount as shall constitute 100% of the Notes of such holder) or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Obligors may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to RMC of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to RMC, or in the event of such mutilation upon surrender and cancellation of the Note, RMC will, and will cause the other Obligor to, make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Obligors.

     Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Obligors agree to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendments, waivers or consents pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Obligors of its obligations under this Agreement and the Notes. The Obligors also agree to pay, within five Business Days of receipt thereof, supplemental statements of Chapman and Cutler for disbursements unposted or not incurred as of the Closing Date and to pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding and to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, the Obligors agree to pay the cost of obtaining the private placement number for the Notes and authorizes the submission of such information as may be required by Standard & Poor's CUSIP Service Bureau for the purpose of obtaining such number.

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

     Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Obligors in writing, and if to the Obligors, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Obligors c/o RMC at 901 Kaiser Road, Napa, California 94558, Attention: Treasurer, or to such other address as the Obligors may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if confirmed by transmission of a copy thereof by prepaid overnight air courier, or, in either case, as you or a subsequent holder of any
Note initially issued to you may designate to the Obligors in writing.

     Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Obligors and their successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

     Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Obligors herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with California law, including all matters of construction, validity and performance.

     Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.


     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.

                         THE ROBERT MONDAVI CORPORATION

                                By
                                 Its

                                  R.M.E., INC.



                                  By
                                    Its

Accepted as of ___________, 1998.



                                                                 [VARIATION]
                                                                   By
                                                                      Its

                                                              PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                 OF NOTES TO BE
              OF PURCHASERS                                       PURCHASED

AMERICAN UNITED LIFE INSURANCE COMPANY                           $2,000,000
One American Square                                              $2,000,000
Post Office Box 368
Indianapolis, Indiana  46206
Attention:  Securities Department, Christopher D. Pahlke

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Bank of New York (ABA #021000018) (BNF: IOC566)
         Attn: P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, New York  10286


         for credit to:  American United Life Insurance Company
         Account Number 186683/AUL

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-0145825


                                   SCHEDULE I
                               (to Note Agreement)

                                                        PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                           OF NOTES TO BE
              OF PURCHASERS                                 PURCHASED

THE GUARDIAN LIFE INSURANCE COMPANY                        $10,000,000
  OF AMERICA
201 Park Avenue South
New York, New York  10003
Attention:  Mr. Thomas Donohue,
Investment Department 7B
Fax Number:  (212) 777-6715

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         The Chase Manhattan Bank
         FED ABA #021000021
         CHASE/NYC/CTR/BNF
         A/C 900-9-000200

         for credit to: The Guardian Life Insurance Company of America Account #G05978

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

         The Guardian Life Insurance Company of America
         201 Park Avenue South
         New York, New York  10003
         Attention:  Investment Accounting M-1A
         Fax Number:  (212) 777-9023

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  CUDD & Co.

Taxpayer I.D. Number:  13-602-0781

                                                                PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                   OF NOTES TO BE
              OF PURCHASERS                                         PURCHASED

JACKSON NATIONAL LIFE INSURANCE COMPANY                            $25,000,000
5901 Executive Drive
Lansing, Michigan  48909

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

    NORTHERN CHGO
    ABA #0710-0015-2

    For Credit to:  Jackson National Life Insurance Company
    Account Number 5186041000 [General Ledger for all clients of Northern Trust]
    For further Credit to:           Account Number 26-91241
                                     [Jackson National Life Insurance Company]
                                     Attention: Oscell Owens

Notices

All notices and communications, including notices with respect to payment and written confirmation of each such payment, to be addressed to:

         PPM America, Inc.
         225 West Wacker Drive, Suite 1200
         Chicago, Illinois  60606
         Attention:  Private Placement
         Telephone Number:  (312) 634-2500

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  38-1659835

                                                                PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                   OF NOTES TO BE
              OF PURCHASERS                                         PURCHASED

LIFE INSURANCE COMPANY OF THE SOUTHWEST                            $5,000,000
c/o National Life Insurance Company
One National Life Drive
Montpelier, Vermont  05604
Attention:  Private Placements
Fax Number:  (802) 223-9329

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Chase Manhattan Bank, N.A. (ABA #021000021)
         One Chase Manhattan Plaza
         New York, New York  10081

         for credit to:  Life Insurance Company of the Southwest
         Account Number 910-2-754349

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  75-0953004

                                                                PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                   OF NOTES TO BE
              OF PURCHASERS                                         PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                                $10,500,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Citibank, N.A. (ABA #021000089)
         111 Wall Street
         New York, New York  10043

         for credit to:  MassMutual Long Term Pool Account Number 4067-3488
         Re:  Description of security, principal and interest split with telephone advice to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                               PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                  OF NOTES TO BE
              OF PURCHASERS                                        PURCHASED

MASSACHUSETTS MUTUAL LIFE INSURANCE                               $4,500,000
  COMPANY
1295 State Street
Springfield, Massachusetts  01111
Attention:  Securities Investment Division

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Chase Manhattan Bank, N.A. (ABA #021000021)
         4 Chase MetroTech Center
         New York, New York  10081

         for credit to: MassMutual Pension Management Account No. 910-2594018
         Re:  Description of security, principal and interest split with telephone advice to the Securities Custody and Collection Department of Massachusetts Mutual Life Insurance Company at (413) 744-3878.

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments, to be addressed Attention: Securities Custody and Collection Department, F 381.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  04-1590850

                                                              PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                 OF NOTES TO BE
              OF PURCHASERS                                      PURCHASED

NATIONAL LIFE INSURANCE COMPANY                                 $10,000,000
One National Life Drive
Montpelier, Vermont  05604
Attention:  Private Placements
Fax Number:  (802) 223-9329

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Chase Manhattan Bank, N.A. (ABA #021000021)
         One Chase Manhattan Plaza
         New York, New York  10081

         for credit to:  National Life Insurance Company
         Account Number 910-4-017752

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  03-0144090

                                                               PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                  OF NOTES TO BE
              OF PURCHASERS                                        PURCHASED

THE NORTHWESTERN MUTUAL LIFE                                      $20,000,000
  INSURANCE COMPANY
720 East Wisconsin Avenue
Milwaukee, Wisconsin  53202
Attention:  Securities Department
Telecopier Number:  (414) 299-7124

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Bankers Trust Company (ABA #0210-01033)
         16 Wall Street
         Insurance Unit, 4th Floor
         New York, New York  10005

         for credit to: The Northwestern Mutual Life Insurance Company Account Number 00-000-027

Notices

All notices and communications to be addressed as first provided above, except notices with respect to payments and written confirmation of each such payment to be addressed, Attention: Investment Operations, Telecopier Number: (414) 299-5714.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  39-0509570

                                                                PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                   OF NOTES TO BE
              OF PURCHASERS                                         PURCHASED

UNITED OF OMAHA LIFE INSURANCE                                     $5,000,000
  COMPANY
Mutual of Omaha Plaza
Omaha, Nebraska  68175-1011
Attention:  4-Investment Loan Administration
Telefacsimile:  (402) 351-2913
Confirmation:  (402) 351-2583

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Chase Manhattan Bank (ABA #021-000-021)
         New York, New York

         for credit to:
         United of Omaha Life Insurance Company
         Account  Number 900-9000200
         a/c G07097
         For Payment on: The Robert Mondavi Corporation and R.M.E., Inc., 6.42%
                         Senior Notes due January 29, 2013, PPN 77035* AC 1, Interest Amount: ________________________
         Principal Amount:  _______________________
         Payable Date:      _______________________

Notices

All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:

         The Chase Manhattan Bank
         4 New York Plaza-13th Floor
         New York, New York  10004
         Attention: Investment Processing- J. Pipperato a/c: G07097

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  47-0322111.

                                                               PRINCIPAL AMOUNT
           NAMES AND ADDRESSES                                  OF NOTES TO BE
              OF PURCHASERS                                        PURCHASED

THE STATE LIFE INSURANCE COMPANY                                  $1,000,000
c/o American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana  46206-0368
Attention:  Chris Pahlke, Securities Department

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "The Robert Mondavi Corporation and R.M.E., Inc., 6.42% Senior Notes due January 29, 2013, PPN 77035* AC 1, principal, premium or interest") to:

         Bank of New York, (ABA #021000018, BNF: IOC566)
         Attn: P&I Department
         One Wall Street, 3rd Floor
         Window A
         New York, New York  10286
         Account #343761 State Life c/o American United Life

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  35-0684263

                      DESCRIPTION OF DEBT, LEASES AND LIENS
                               AS OF CLOSING DATE


1. Funded Debt (other than Capitalized Rentals) of the Obligors outstanding on the Closing Date is as follows:

2. Indebtedness (other than Capitalized Rentals) of the Obligors' Restricted Subsidiaries outstanding on the Closing Date is as follows:

3. Capitalized Leases of the Obligors and their respective Restricted Subsidiaries outstanding on the Closing Date are as follows:

4. Long-Term Leases of the Obligors and their respective Restricted Subsidiaries outstanding on the Closing Date are as follows:

5. Liens securing Funded Debt of the Obligors and Indebtedness of the Obligors' Restricted Subsidiaries outstanding on the Closing Date are as follows:


                                      DESCRIPTION OF                 ASSETS
            SECURED PARTY              OBLIGATION                  ENCUMBERED



II-2
                                   SCHEDULE II
                               (to Note Agreement)

                          SUBSIDIARIES OF EACH OBLIGOR


1.  RESTRICTED SUBSIDIARIES:

                                                     PERCENTAGE OF VOTING STOCK
              NAME OF            JURISDICTION OF      OWNED BY THE OBLIGORS AND
             SUBSIDIARY          INCORPORATION         EACH OTHER SUBSIDIARY



2.  SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                                                    PERCENTAGE OF VOTING STOCK
             NAME OF             JURISDICTION OF        OWNED BY RMC AND
            SUBSIDIARY           INCORPORATION        EACH OTHER SUBSIDIARY



                            DESCRIPTION OF INSURANCE


           DESCRIPTION OF RMC INVESTMENT AND CASH MANAGEMENT PRACTICES

A-3
                         THE ROBERT MONDAVI CORPORATION
                                  R.M.E., INC.


                                6.42% Senior Note
                              Due January 29, 2013


No.                                                         ____________, 1998
$                                                              PPN 77035* AC 1


     THE ROBERT MONDAVI CORPORATION, a California corporation, and R.M.E., INC., a California corporation (each an "Obligor" and collectively the "Obligors"), jointly and severally, for value received, hereby promise to pay to or registered assigns
                        on the 29th day of January, 2013
                             the principal amount of

                                                            DOLLARS ($        )
and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 6.42% per annum from the date hereof until maturity, payable semiannually on the 29th day of January and July in each year (commencing on July 29, 1998) and at maturity. The Obligors agree to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the Overdue Rate after the due date, whether by acceleration or otherwise, until paid. "Overdue Rate" shall mean the lesser of
(a) the maximum interest rate permitted by law and (b) 7.42%.

     Pursuant to ss.2.1 of the Note Agreements (as hereinafter defined), on the 29th day of January in each year, commencing January 29, 2007 and ending January 29, 2012 both inclusive, the Obligors will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the Notes an amount equal to the lesser of (a) $13,571,429 or (b) the principal amount of the Notes then outstanding, to be applied on all outstanding Notes ratably in accordance with the unpaid principal amounts thereof. The entire remaining principal amount of the Notes shall become due and payable on January 29, 2013. No premium shall be payable in connection with any such required prepayment. In the event that the Obligors shall prepay less than all of the Notes pursuant to the optional prepayment provisions contained in the Note Agreements, the amounts of the required prepayments referenced above shall be reduced in the manner and to the extent as more fully set forth in the Note Agreements.

                                    EXHIBIT A
                               (to Note Agreement)

     Principal, premium, if any, and interest hereon are payable at the principal office of the Obligors c/o The Robert Mondavi Corporation, Napa, California in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Note becomes due and payable on any date which is not a Business Day, such amount shall be payable on the immediately preceding Business Day. "Business Day" means any day other than a Saturday, Sunday or other day on which banks in San Francisco, California or New York, New York are required by law to close or are customarily closed.

     This Note is one of the 6.42% Senior Notes due January 29, 2013 (the "Notes") of the Obligors in the aggregate principal amount of $95,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements, each dated as of January 29, 1998 (the "Note Agreements"), entered into by the Obligors with the original Purchasers therein referred to and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

     This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

     The Notes are not subject to prepayment or redemption at the option of the Obligors prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

     This Note is registered on the books of the Obligors and is transferable only by surrender thereof at the principal office of the Obligors duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

     This Note and said Note Agreements are governed by and construed in accordance with the laws of California, including all matters of construction, validity and performance.

                                                  THE ROBERT MONDAVI CORPORATION



                                                  By
                                                     Its

                                                  R.M.E., INC.



                                                  By
                                                     Its

                         REPRESENTATIONS AND WARRANTIES


     Each Obligor jointly and severally represents and warrants to you as follows:

     1. Subsidiaries. Schedule II attached to the Agreements states the name of each of the Obligors' Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Obligors and/or their Subsidiaries. Those Subsidiaries listed in Section 1 of said Schedule II constitute Restricted Subsidiaries. Each Obligor and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

     2. Corporate Organization and Authority. Each Obligor, and each Subsidiary,

               (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

               (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, except to the extent that the failure to have such licenses and permits would not materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries, taken as a whole; and

               (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries, taken as a whole.

     3. Business and Property. You have heretofore been furnished with a copy of the Offering Materials which generally set forth the business conducted and proposed to be conducted by the Obligors and its Subsidiaries and the principal properties of the Obligors and its Subsidiaries.


                                    EXHIBIT B
                               (to Note Agreement)

     4. Financial Statements. (a) The consolidated balance sheets of RMC and its consolidated Subsidiaries as of June 30 in each of the years 1993 to 1997, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by RMC and otherwise without qualification except as therein noted, by Price Waterhouse LLP, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly in all material respects the financial position of RMC and its consolidated Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of RMC and its consolidated Subsidiaries as of September 30, 1997, and the unaudited statements of income and retained earnings and cash flows for the three-month period ended on said date prepared by RMC have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of RMC and its consolidated Subsidiaries as of said date and the results of their operations and changes in their financial position or cash flows for such period.

               (b) Since June 30, 1997, there has been no change in the condition, financial or otherwise, of RMC and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been, or could reasonably be expected to be, materially adverse.

     5. Indebtedness, Liens and Insurance. Schedule II attached to the Agreements correctly describes all Funded Debt of the Obligors, Indebtedness of each Obligor's Restricted Subsidiaries, Capitalized Leases and Long-Term Leases of the Obligors and their respective Restricted Subsidiaries, Liens securing Funded Debt of the Obligors and Indebtedness of their respective Restricted Subsidiaries, all insurance coverage of the Obligors outstanding on the Closing Date and the investment and cash management practices of the Obligors.

     6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Offering Materials or any other written statement furnished by the Obligors to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact known to any Responsible Officer of either of the Obligors or their respective Subsidiaries which the Obligors have not disclosed to you in writing which materially affects adversely nor, so far as the Obligors can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries, taken as a whole.

     7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Obligors, threatened against or affecting either Obligor or any Subsidiary in any court or before any governmental authority or arbitration board or tribunal which if decided against either of the Obligors or any Subsidiary could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries.

     8. Title to Properties. Each Obligor and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

     9. Patents and Trademarks. Each Obligor and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyrights, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business (collectively, "Intellectual Property Rights"), without any known conflict with the rights of others and there are no known claims or challenges to any such Intellectual Property Rights.

     10. Sale Is Legal and Authorized. The sale of the Notes and compliance by the Obligors with all of the provisions of the Agreements and the Notes:

          (a) are within the corporate powers of each Obligor;

          (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Articles of Incorporation or By-laws of either Obligor or any indenture or other agreement or instrument to which either Obligor is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of either Obligor; and

          (c) have been duly authorized by proper corporate action on the part of each Obligor (no action in the case of RMC by its stockholders being required by law, by the Articles of Incorporation or By-laws of either Obligor or otherwise), executed and delivered by the Obligors and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements each Obligor enforceable in accordance with their respective terms.

     11. No Defaults. No Default or Event of Default has occurred and is continuing. Neither Obligor is in default in the payment of principal or interest on any Indebtedness for borrowed money and neither Obligor is in default under any instrument or instruments or agreements under and subject to which any Indebtedness for borrowed money has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder. Without limiting the foregoing there is no waiver in existence of a non-permanent nature relating to any Default by either Obligor in respect of any Indebtedness for borrowed money or any such instrument or instruments or agreements.

     12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by either Obligor of the Agreements or the issuance, sale or delivery of the Notes or compliance by either Obligor with any of the provisions of the Agreements or the Notes.

     13. Taxes. All tax returns required to be filed by either Obligor or any of their respective Subsidiaries in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon either Obligor or any of their respective Subsidiaries or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before June 30, 1995, the Federal income tax liability of the Obligors and their respective Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Obligors and their respective Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. Neither Obligor knows of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of either Obligor threatened. The provisions for taxes on the books of each Obligor and its Subsidiaries are adequate for all open years, and for its current fiscal period.

     14. Use of Proceeds. The net proceeds from the sale of the Notes will be used to refinance existing Indebtedness and for other corporate purposes. None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Obligors nor any of their respective Subsidiaries owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

     15. Private Offering. Neither the Obligors, directly or indirectly, nor any agent on their behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 20 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Obligors, directly or indirectly, nor any agent on their behalf has offered or will offer the Notes or any similar Security to or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

     16. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Obligors with the provisions thereof and the Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Obligors nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Obligors or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Obligors or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits. Neither the Obligors nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

     17. Compliance with Law. (a) Neither the Obligors nor any of their Restricted Subsidiaries (1) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (2) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially affect adversely the business, prospects, profits, properties or condition (financial or otherwise) of the Obligors and their respective Restricted Subsidiaries, taken as a whole, or impair the ability of the Obligors to perform their respective obligations contained in the Agreements or the Notes. Neither the Obligors nor any of their Restricted Subsidiaries is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

     (b) Without limiting the provisions of clause (a) of this paragraph 17, each Obligor is in compliance with all applicable Environmental Laws, the failure to comply with which would materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Obligors and their respective Subsidiaries taken as a whole or the ability of the Obligors to perform their respective obligations under the Agreements or the Notes.

     18. Investment Company Act. Neither Obligor is, nor is it directly or indirectly controlled by or acting on behalf of any Person which is, required to register as an "investment company" under the Investment Company Act of 1940, as amended.

     19. Foreign Assets Control Regulations, etc. Neither Obligor nor any Affiliate of either Obligor is, by reason of being a "national" of a "designated foreign country" or a "specially designated national" within the meaning of the Regulations of the Office of Foreign Assets Control, United States Treasury Department (31 C.F.R., Subtitle B, Chapter V), or for any other reason, subject to any restriction or prohibition under, or is in violation of, any Federal statute or Presidential Executive Order, or any rules or regulations of any department, agency or administrative body promulgated under any such statute or order, concerning trade or other relations with any foreign country or any citizen or national thereof or the ownership or operation of any property.

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION


     The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by ss.4.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

          1. Each of the Obligors is a corporation, validly existing and in good standing under the laws of the State of California and has the corporate power and the corporate authority to execute and deliver the Agreements and to issue the Notes.

          2. The Agreements have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding contracts of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The Notes have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Michael K. Beyer, Esq. is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers and they are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of each of the Obligors from, the Secretary of State of the State of State of California, the By-laws of each of the Obligors and the general business corporation law of the State of California. For all other matters governed by the laws of the State of California, Chapman and Cutler may rely upon the opinion of Michael K. Beyer, Esq. The opinion of Chapman and Cutler is limited to the laws of the State of California and the Federal laws of the United States.


                                    EXHIBIT C
                               (to Note Agreement)

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Obligors.

            DESCRIPTION OF CLOSING OPINION OF COUNSEL TO THE OBLIGORS


     The closing opinion of Michael K. Beyer, Esq., counsel for the Obligors, which is called for by ss.4.1 of the Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:

          1. Each of the Obligors is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of California, has the corporate power and the corporate authority to execute and perform the Agreements and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by RMC, by one or more of its Subsidiaries, or by RMC and one or more Subsidiaries.

          3. Each Agreement has been duly authorized by all necessary corporate action on the part of the Obligors, has been duly executed and delivered by the Obligors and constitutes the legal, valid and binding contract of the Obligors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The Notes have been duly authorized by all necessary corporate action on the part of the Obligors, have been duly executed and delivered by the Obligors and constitute the legal, valid and binding obligations of the Obligors enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution, delivery and performance of the Note Agreements or the Notes.


                                    EXHIBIT D
                               (to Note Agreement)

          6. The issuance and sale of the Notes and the execution, delivery and performance by the Obligors of the Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Obligors pursuant to the provisions of the Articles of Incorporation or By-laws of the Obligors or any agreement or other instrument known to such counsel to which the Obligors is a party or by which the Obligors may be bound.

          7. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Agreements does not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Agreements do not violate or conflict with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          9. There is no litigation pending or, to the best knowledge of such counsel, threatened which in such counsel's opinion could reasonably be expected to have a materially adverse effect on the Obligors' business or assets or which would impair the ability of the Obligors to issue and deliver the Notes or to comply with the provisions of the Agreements.

     The opinion of Michael K. Beyer, Esq. shall cover such other matters (including, without limitation, the written approval of RMC as the sole shareholder of RME of the execution, delivery and performance by RME of its obligations contemplated by this Agreement) relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligors.

                          FORM OF OFFICER'S CERTIFICATE



                                   EXHIBIT E-1
                               (to Note Agreement)

E-1-4

                        FORM OF ACCOUNTANT'S CERTIFICATE


To the Board of Directors
of The Robert Mondavi Corporation

         We have audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of The Robert Mondavi Corporation (Company) as of June 30, ____ and the related statements of income, retained earnings, and cash flows for the year then ended, and have issued our report thereon dated July __, ____.

         In conducting our audit, nothing came to our attention that caused us to believe that the Company was not in compliance with any of the provisions of Sections 5.6 through 5.12 and 5.15 of the Note Agreement dated as of __________, 1998, with __________________, insofar as they related to accounting matters. It should be noted, however, that our audit was not directed primarily toward obtaining knowledge of such noncompliance.

         This report is intended solely for the information and use of the board of directors and management of The Robert Mondavi Corporation and
__________________________.



                                   EXHIBIT E-2
                               (to Note Agreement)

E-2-4